Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27339, 333-88518, 333-133597, 333-140922, 333-150741, 333-166975, and 333-179643) and S-3 (No. 333-168438) of Barnes Group Inc. of our report dated April 30, 2012 relating to our audits of the consolidated financial statements of Synventive Acquisition, Inc. and Subsidiaries as of and for the years ended December 31, 2011 and 2010 included in this Current Report on Form 8-K/A.

/s/McGladrey & Pullen, LLP

Boston, Massachusetts
November 9, 2012